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Exhibit 5.1

October 5, 2016

Emerge Energy Services LP
180 State Street, Suite 225
Southlake, Texas 76092

Re:
Registration Statement on Form S-1—Sale of up to 3,350,154 common units representing limited partner interests in Emerge Energy Services LP

Ladies and Gentlemen:

        We have acted as special counsel to Emerge Energy Services LP, a Delaware limited partnership (the "Partnership"), in connection with the resale from time to time by the selling unitholder named in the Registration Statement (as defined below) of up to 2,463,055 common units representing limited partner interests in the Partnership (the "Conversion Units") issuable upon conversion of the Series A Preferred Units of the Partnership held by the selling unitholder (the "Series A Preferred Units") and 887,099 common units representing limited partner interests in the Partnership (the "Warrant Units") issuable upon exercise of a warrant held by the selling unitholder (the "Warrant"). The Conversion Units and Warrant Units are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Partnership with the Securities and Exchange Commission on October 5, 2016 (the "Registration Statement"). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the "Prospectus"), other than as expressly stated herein with respect to the issue of the Conversion Units and the Warrant Units.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of the Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act"), and we express no opinion with respect to any other laws.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

  1.
  The Conversion Units have been duly authorized by all necessary limited partnership action of the Partnership and, when issued upon conversion of the Series A Preferred Units in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the selling unitholder, the Conversion Units will be validly issued and, under the Delaware LP Act, purchasers of the Conversion Units will have no obligation to make further payments for their purchase of the Conversion Units or contributions to the Partnership solely by reason of their ownership of the Conversion Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

  2.
  The Warrant Units have been duly authorized by all necessary limited partnership action of the Partnership and, upon issuance, delivery and payment therefor in the matter contemplated by the Registration Statement and the Warrant and when duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the selling unitholder, the Warrant Units will be validly issued and, under the Delaware LP Act, purchasers of the Warrant Units will have no obligation to make further payments for their purchase of the Warrant Units or contributions to the Partnership solely by reason of their ownership of the Warrant Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Validity of the Common Units." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

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  Exhibit 5.1